UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

Yinfu Gold Corp.

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

713 Prudential Tower, The Gateway, Harbour City, 21 Canton Road,

Tsimshatsui, Kowloon, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

852 2251 1695

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Yinfu Gold Corporation has signed a US$3 million Placing Agent Agreement for a placement to be made in Hong Kong and possibly mainland China.

Mr. Tsap Wai Ping, Yinfu’s CEO signed the agreement with Legarleon Securities Limited, a Hong Kong based securities firm. The term of the agreement expires on August 26, 2012 and is on a “best efforts” basis. Legarleon will earn a 1% success fee in cash according to amount raised.

The Company plans to use the proceeds from this sale to general company purposes as well as for future acquisitions.

About Legarleon Securities Ltd.

Legarleon Securities Limited was established in 2010 and is registered with the Hong Kong Securities and Futures Commission. Legarleon has a Securities and Exchange license (license number: AVJ441) and HKEx participants license (license number: 6519).

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.20	Placement Agency Agreement between Yinfu Gold Corporation and Legarleon Securities Limited dated June 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2012

YINFU GOLD CORPORATION

/s/ Tsap Wai Ping

Tsap Wai Ping

President, Chief Executive Officer, Director